Exhibit 99.1

EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G dated May 8, 2008 with respect to the shares of Common Stock of LJ International Inc. and any further amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated: May 8, 2008
RCG ENTERPRISE, LTD		RAMIUS ADVISORS, LLC

By:	Ramius LLC,	By:	Ramius LLC,
	its investment manager		its sole member
By:	C4S & Co., L.L.C.,	By:	C4S & Co., L.L.C.,
	as managing member		as managing member

RCG BALDWIN, L.P.		RCG CRIMSON PARTNERS, L.P.

By:	Ramius Advisors, LLC	By:	Ramius LLC,
	its investment advisor		its general partner
By:	Ramius LLC,	By:	C4S & Co., L.L.C.,
	its sole member		as managing member
By:	C4S & Co., L.L.C.,
	as managing member	RAMIUS LLC

PORTSIDE GROWTH AND		By:	C4S & Co., L.L.C.,
OPPORTUNITY FUND			as managing member

By:	Ramius LLC,	C4S & CO., L.L.C.
its investment manager
By:	C4S & Co., L.L.C.,
as managing member

RCG PB, LTD.

By:	Ramius Advisors, LLC
its investment advisor

By:	/s/ Jeffrey M. Solomon
	Name:	Jeffrey M. Solomon
	Title:	Authorized Signatory

JEFFREY M. SOLOMON

/s/ Jeffrey M. Solomon
Individually and as attorney-in-fact for Peter A. Cohen, Morgan B. Stark and Thomas W. Strauss